Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports
Second Quarter 2017 Results

HOUSTON, June 6, 2017 – NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for the second fiscal quarter ended April 30, 2017.
Second Quarter 2017 Financial and Operational Highlights:

•	Sales rose 13.0% to $420.5 million for the quarter compared to $372.2 million in the prior year’s second quarter, driven by an improvement in underlying tonnage volumes and increased pricing

•	Gross profit for the quarter was $100.8 million or 24.0% of revenues compared to $89.4 million or 24.0% of revenues in the prior year’s second quarter

•
Net income increased to $17.0 million for the quarter, up from $2.4 million in last year’s second quarter. Adjusted Net Income rose to $11.5 million this quarter, up from $2.9 million in the prior year’s second quarter

•
Net income per diluted common share for the quarter was $0.24, up from $0.03 in the prior year’s second quarter. Adjusted Net Income was $0.16 per diluted common share compared to $0.04 in the prior year’s second quarter

•	Adjusted EBITDA was $37.0 million or 8.8% of revenue for the quarter, up from Adjusted EBITDA of $25.5 million or 6.8% of revenue in the prior year’s second quarter

•	Total consolidated backlog increased to $552.3 million, up 3.2% year-over-year
Norman C. Chambers, Chairman and Chief Executive Officer, commented, “We are pleased with our solid second quarter performance, which culminated in a stronger first half of fiscal 2017 compared to the first half of last year. We achieved year-over-year growth in both our insulated metal panel and legacy Components products in a slowly recovering economy with higher steel input costs.”
“We continue to be encouraged by key forward looking indicators that show increased momentum over the next twelve months. We expect the second half of fiscal 2017 to deliver another significant improvement in year-over-year performance. We are confident that market conditions and the positive impact of our ongoing manufacturing efficiencies and cost reduction initiatives should set the stage for another year of top-line and bottom-line growth in 2018,” Mr. Chambers concluded.
Second Quarter 2017 Results
Second quarter 2017 sales increased to $420.5 million, up 13.0% from $372.2 million in last year's second quarter, due to an increase in tonnage volumes, most notably in the Buildings and Components segments, as well as continued commercial discipline in the pass-through of higher costs in a rising steel price environment, predominately in the Components segment.
Gross profit increased 12.8% to $100.8 million this quarter, up from $89.4 million in the second quarter of 2016 and gross profit margins were comparable during both periods. Margins in the current period were driven primarily by a combination of manufacturing efficiencies and improved segment and product mix, particularly in insulated metal panels (IMP) as the result of higher architectural panel sales.
Engineering, selling, general and administrative (ESG&A) expenses were $75.1 million this quarter compared to $74.6 million in the second quarter of 2016. As a percentage of revenues, ESG&A expenses decreased approximately 220 basis points to 17.9% in the 2017 second quarter compared to 20.1% in the prior year’s second quarter due primarily to the Company’s cost reduction initiatives.
Operating income increased to $32.5 million this quarter, up from $10.6 million in the prior year’s second quarter. Part of this quarter’s operating income increase was related to a gain of $9.6 million in insurance proceeds received as a result of property damages claims. Adjusted Operating Income, a non-GAAP measure which excludes certain identified items, increased to $23.6 million in the current quarter up from $11.4 million in the second quarter of 2016. Cash from the majority of these insurance proceeds will be received in the third quarter of 2017.
Net income applicable to common shares in this quarter was $16.9 million, or $0.24 per diluted common share, compared $2.4 million, or $0.03 per diluted common share in the prior year’s second quarter. Net income was primarily impacted by the following special items: a $9.6 million gain on insurance proceeds partially offset by $0.3 million of impairment charges and restructuring charges primarily attributable to severance costs and $3.4 million from the related tax effect of these items. Excluding the impact of these special items, the Company reported Adjusted Net Income, a non-GAAP measure, of $11.5 million, or $0.16 per diluted common share, compared to $2.9 million, or $0.04 per diluted common share, in the second quarter of 2016.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's Credit Agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $37.0 million this quarter, up 45.2% from $25.5 million in the prior year’s second quarter.
Please see the reconciliation of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA in the accompanying financial tables.
Cash and cash equivalents at the end of the second quarter was $49.7 million, down from $77.9 million at the end of the second quarter of fiscal 2016. Cash and cash equivalents increased sequentially from $15.8 million at the end of the first quarter of fiscal 2017 as a result of strong operating cash flow in the second quarter. On May 2, 2017, the Company amended and extended its Existing Term Loan Facility. Benefits to NCI included the extension of the final maturity to June 24, 2022 and a 25 basis point reduction in the interest rate margin on LIBOR borrowings from 3.25% to 3.00% (LIBOR, not less than 1.00%.) NCI’s net debt leverage ratio (net debt/EBITDA) at the end of the second fiscal quarter was 2.0x compared to 2.3x at the end of the first quarter of 2017. In addition, the Company’s $150.0 million ABL facility remained undrawn as of April 30, 2017.
Second Quarter 2017 Segment Performance
Third party sales in the Buildings segment increased 14.9% to $154.5 million in the second quarter, up from $134.5 million in the second quarter of 2016, primarily as a result of the increased sales volumes and the pass-through of higher costs in a rising steel price environment. Operating income decreased to $6.9 million this quarter compared to $7.2 million in the second quarter of 2016. Adjusted Operating Income increased to $7.2 million in the current quarter, compared to $6.4 million in the second quarter of fiscal 2016. The year-over-year decrease in the segment’s operating margins relates primarily to increases in steel prices for the period compared to the second quarter of 2016 when steel prices were declining.
The Components segment generated $239.6 million in third-party sales during the quarter, an increase of 13.2% from $211.7 million in the second quarter of fiscal 2016, led by growth in the IMP product lines, as well as continued strength in the legacy metal component products. Operating income was $40.1 million for the quarter compared to $17.8 million in the second quarter of 2016. Adjusted Operating Income increased 66.8% to $30.8 million from $18.5 million in the second quarter fiscal 2016. The Components segment’s profitability benefited from the improved mix of IMP sales moving towards higher margin IMP products and commercial discipline in the pass-through of higher steel input costs across the legacy single skin product lines.
Third party sales in the Coatings segment were $26.4 million, a 1.1% increase from $26.1 million in last year’s second quarter. Operating income was $5.5 million for the quarter compared to $4.7 million in the second quarter of 2016. Operating margins in the Coatings group were consistent on a year-over-year basis.
Market Commentary
The key leading indicators that NCI follows and that typically have the most meaningful correlation to nonresidential low-rise construction starts are the American Institute of Architects’ (“AIA”) Architecture Mixed Use Index, Dodge Residential single family starts and the Conference Board Leading Economic Index (“LEI”). Historically, there has been a very high correlation to low-rise nonresidential starts when the three leading indicators are combined and then seasonally adjusted. The combined forward projection of these metrics, based on a 9 to 14-month historical lag for each metric, indicates an expected positive growth of 3.0% - 6.0% for low-rise new construction starts in fiscal 2017.
Internal bookings indicate a return to a more normalized seasonal pattern as compared to the prior year, exhibiting a modest year-over-year slowdown of NCI’s primary markets at the end of the second quarter. Offices and banks, equipment storage, religious buildings and hangars have shown positive year-over-year growth. In NCI’s geographic markets New England and the West North Central showed the strongest growth during the quarter.

Outlook and Guidance
NCI reported a first half of fiscal 2017 which was better than the first half of fiscal 2016 and the Company continues to expect fiscal 2017 to be a better year than fiscal 2016 in terms of revenues and Adjusted EBITDA, driven primarily by the Company’s ability to leverage expected market growth, its ongoing cost savings initiatives and opportunities to expand its IMP product lines. The Company’s two on-going cost savings initiatives in manufacturing consolidation and ESG&A are expected to generate $30 to $40 million in cost savings by the end of 2018. During fiscal 2017, these two initiatives are anticipated to generate an incremental $10.0 million in cost savings.
Similar to past years’ trends, the Company expects the second half performance in fiscal 2017 to be stronger than the second half of fiscal 2016, with a more normalized seasonal pattern in which the fourth quarter is stronger than the third quarter, that contrasts what occurred in the third and fourth quarters of fiscal 2016. For the third quarter of fiscal 2017, NCI expects revenues to be in the range of $480 to $505 million and Adjusted EBITDA to be in the range of $48 - $58 million. For the full year fiscal 2017, the Company is revising its expected revenue range upwards from $1.75 to $1.85 billion to $1.80 - $1.86 billion and expects fiscal 2017 Adjusted EBITDA to be in the range of $180 to $200 million for the year.
The Company has provided additional detailed financial guidance in the quarterly supplemental presentation at www.ncibuildingsystems.com under the “Investors” section.
Conference Call Information
The NCI Building Systems, Inc. second quarter 2017 conference call is scheduled for Wednesday, June 7, 2017, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13661275# when prompted. The taped replay will be available two hours after the call through June 21, 2017. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the NCI website for approximately 90 days.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "anticipate," "guidance," "plan," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for new construction starts in fiscal 2017 and our financial outlook and guidance, including our fiscal 2017 forecasted gross profit, revenues and Adjusted EBITDA and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; interruptions in our supply chain; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; our ability to carry out our restructuring plans and to fully realize the expected cost savings, enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; dilutive effect on the Company's common stockholders of potential future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 2016, which identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 30, 2017	May 1, 2016	April 30, 2017	May 1, 2016
Sales	$420,464	$372,247	$812,167	$742,261
Cost of sales	319,488	283,799	627,240	564,822
Loss (gain) on sale of assets and asset recovery	137	(927)	137	(1,652)
Gross profit	100,839	89,375	184,790	179,091
	24.0%	24.0%	22.8%	24.1%

Engineering, selling, general and administrative expenses	75,124	74,648	144,164	144,498
Intangible asset amortization	2,405	2,405	4,810	4,821
Strategic development and acquisition related costs	124	579	481	1,260
Restructuring and impairment charges	315	1,149	2,578	2,659
Gain on insurance recovery	(9,601)	—	(9,601)	—
Income from operations	32,472	10,594	42,358	25,853
Interest income	138	52	144	74
Interest expense	(7,479)	(7,844)	(14,365)	(15,713)
Foreign exchange gain (loss)	127	576	50	(166)
Gain from bargain purchase	—	—	—	1,864
Other income (expense), net	322	251	708	62
Income before income taxes	25,580	3,629	28,895	11,974
Provision for income taxes	8,606	1,209	9,882	3,662
	33.6%	33.3%	34.2%	30.6%

Net income	$16,974	$2,420	$19,013	$8,312
Net income allocated to participating securities	(115)	(23)	(131)	(79)
Net income applicable to common shares	$16,859	$2,397	$18,882	$8,233

Income per common share:
Basic	$0.24	$0.03	$0.27	$0.11
Diluted	$0.24	$0.03	$0.27	$0.11

Weighted average number of common shares outstanding:
Basic	70,988	72,352	70,933	72,806
Diluted	71,122	72,886	71,107	73,321

Increase in sales	13.0%	3.4%	9.4%	8.7%

Engineering, selling, general and administrative expenses percentage	17.9%	20.1%	17.8%	19.5%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2017	October 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$49,682	$65,403
Restricted cash	70	310
Accounts receivable, net	168,625	182,258
Inventories, net	195,441	186,824
Income taxes receivable	—	982
Deferred income taxes	26,126	29,104
Investments in debt and equity securities, at market	6,469	5,748
Prepaid expenses and other	39,452	29,971
Assets held for sale	5,044	4,256
Total current assets	490,909	504,856

Property, plant and equipment, net	234,831	242,212
Goodwill	154,291	154,271
Intangible assets, net	141,958	146,769
Other assets, net	1,824	2,092
Total assets	$1,023,813	$1,050,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable	$1,373	$460
Accounts payable	121,177	142,913
Accrued compensation and benefits	55,760	72,612
Accrued interest	6,156	7,165
Accrued income taxes	1,119	—
Other accrued expenses	102,580	103,384
Total current liabilities	288,165	326,534

Long-term debt, net of deferred financing costs of $7,341 and $8,096	386,806	396,051
Deferred income taxes	24,701	24,804
Other long-term liabilities	21,267	21,494
Total long-term liabilities	432,774	442,349

Common stock	712	715
Additional paid-in capital	598,670	603,120
Accumulated deficit	(283,757)	(302,706)
Accumulated other comprehensive loss, net	(10,611)	(10,553)
Treasury stock, at cost	(2,140)	(9,259)
Total stockholders’ equity	302,874	281,317

Total liabilities and stockholders’ equity	$1,023,813	$1,050,200

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Six Months Ended
	April 30, 2017	May 1, 2016
Cash flows from operating activities:
Net income	$19,013	$8,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,378	21,512
Amortization of deferred financing costs	954	954
Share-based compensation expense	5,862	5,050
Gain on insurance recovery	(9,601)	—
Losses (gains) on assets, net	262	(3,516)
Provision for doubtful accounts	1,406	1,898
Provision for deferred income taxes	(113)	1,668
Excess tax (benefits) shortfalls from share-based compensation arrangements	(1,515)	390
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	12,232	25,299
Inventories	(8,617)	6,555
Income taxes receivable	982	(4,140)
Prepaid expenses and other	(1,875)	3,699
Accounts payable	(21,737)	(24,633)
Accrued expenses	(11,068)	(22,976)
Other, net	(189)	(59)
Net cash provided by operating activities	6,374	20,013
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(4,343)
Capital expenditures	(11,556)	(10,280)
Proceeds from sale of property, plant and equipment	2,533	4,663
Proceeds from insurance	420	—
Net cash used in investing activities	(8,603)	(9,960)
Cash flows from financing activities:
Refund (deposit) of restricted cash	240	(49)
Proceeds from stock options exercised	1,196	1,401
Excess tax benefits (shortfalls) from share-based compensation arrangements	1,515	(390)
Proceeds from Amended ABL facility	35,000	—
Payments on Amended ABL facility	(35,000)	—
Payments on term loan	(10,000)	(20,000)
Payments on note payable	(458)	(531)
Purchases of treasury stock	(5,922)	(12,381)
Net cash used in financing activities	(13,429)	(31,950)
Effect of exchange rate changes on cash and cash equivalents	(63)	151
Net decrease in cash and cash equivalents	(15,721)	(21,746)
Cash and cash equivalents at beginning of period	65,403	99,662
Cash and cash equivalents at end of period	$49,682	$77,916

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 30, 2017	May 1, 2016	April 30, 2017	May 1, 2016
Net income per diluted common share, GAAP basis	$0.24	$0.03	$0.27	$0.11
Restructuring and impairment charges	0.00	0.02	0.04	0.04
Strategic development and acquisition related costs	0.00	0.01	0.01	0.02
(Gain) on insurance recovery	(0.13)	—	(0.14)	—
Unreimbursed business interruption costs	0.00	—	0.00	—
Other losses (gains), net	0.00	(0.01)	0.00	(0.05)
Tax effect of applicable non-GAAP adjustments(1)	0.05	(0.01)	0.03	(0.01)
Adjusted net income per diluted common share(2)	$0.16	$0.04	$0.21	$0.11

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 30, 2017	May 1, 2016	April 30, 2017	May 1, 2016
Net income applicable to common shares, GAAP basis	$16,859	$2,397	$18,882	$8,233
Restructuring and impairment charges	315	1,149	2,578	2,659
Strategic development and acquisition related costs	124	579	481	1,260
(Gain) on insurance recovery	(9,601)	—	(9,601)	—
Unreimbursed business interruption costs	191	—	191	—
Other losses (gains), net	137	(927)	137	(3,516)
Tax effect of applicable non-GAAP adjustments(1)	3,445	(312)	2,423	(884)
Adjusted net income applicable to common shares(2)	$11,470	$2,886	$15,091	$7,752

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	April 30, 2017		May 1, 2016		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$162,624	33	$138,023	32	$24,601	17.8%
Metal components	270,621	54	234,637	55	35,984	15.3%
Metal coil coating	63,317	13	55,178	13	8,139	14.8%
Total sales	496,562	100	427,838	100	68,724	16.1%
Less: Intersegment sales	76,098	15	55,591	13	20,507	36.9%
Total net sales	$420,464	85	$372,247	87	$48,217	13.0%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$6,894	4	$7,193	5	$(299)	-4.2%
Metal components	40,087	15	17,835	8	22,252	124.8%
Metal coil coating	5,514	9	4,704	9	810	17.2%
Corporate	(20,023)	—	(19,138)	—	(885)	-4.6%
Total operating income	$32,472	8	$10,594	3	$21,878	206.5%

		% of Sales		% of Sales
Adjusted operating income (loss)(1):
Engineered building systems	$7,217	4	$6,415	5	$802	12.5%
Metal components	30,806	11	18,471	8	12,335	66.8%
Metal coil coating	5,514	9	4,743	9	771	16.3%
Corporate	(19,899)	—	(18,234)	—	(1,665)	-9.1%
Total adjusted operating income	$23,638	6	$11,395	3	$12,243	107.4%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. See the reconciliation of Adjusted operating income (loss) to operating income (loss) on the following page.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Six Months Ended		Fiscal Six Months Ended		$	%
	April 30, 2017		May 1, 2016		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$313,887	33	$286,998	33	$26,889	9.4%
Metal components	515,922	54	464,303	55	51,619	11.1%
Metal coil coating	127,519	13	106,383	12	21,136	19.9%
Total sales	957,328	100	857,684	100	99,644	11.6%
Less: Intersegment sales	145,161	15	115,423	13	29,738	25.8%
Total net sales	$812,167	85	$742,261	87	$69,906	9.4%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$13,398	4	$19,655	7	$(6,257)	-31.8%
Metal components	56,117	11	33,938	7	22,179	65.4%
Metal coil coating	10,758	8	9,525	9	1,233	12.9%
Corporate	(37,915)	—	(37,265)	—	(650)	-1.7%
Total operating income	$42,358	5	$25,853	3	$16,505	63.8%

		% of Sales		% of Sales
Adjusted operating income (loss)(1):
Engineered building systems	$15,630	5	$18,652	6	$(3,022)	-16.2%
Metal components	47,141	9	35,227	8	11,914	33.8%
Metal coil coating	10,758	8	9,564	9	1,194	12.5%
Corporate	(37,385)	—	(35,323)	—	(2,062)	-5.8%
Total adjusted operating income	$36,144	4	$28,120	4	$8,024	28.5%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. See the reconciliation of Adjusted operating income (loss) to operating income (loss) on the following page.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL THREE MONTHS ENDED APRIL 30, 2017 AND MAY 1, 2016
(In thousands)
(Unaudited)

	Three Months Ended April 30, 2017
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$6,894	$40,087	$5,514	$(20,023)	$32,472
Restructuring and impairment charges	186	129	—	—	315
Strategic development and acquisition related costs	—	—	—	124	124
Loss on sale of assets	137	—	—	—	137
(Gain) on insurance recovery	—	(9,601)	—	—	(9,601)
Unreimbursed business interruption costs	—	191	—	—	191
Adjusted operating income (loss)(1)	$7,217	$30,806	$5,514	$(19,899)	$23,638

	Three Months Ended May 1, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$7,193	$17,835	$4,704	$(19,138)	$10,594
Restructuring and impairment charges	149	608	39	353	1,149
Strategic development and acquisition related costs	—	28	—	551	579
(Gain) on sale of assets and asset recovery	(927)	—	—	—	(927)
Adjusted operating income (loss)(1)	$6,415	$18,471	$4,743	$(18,234)	$11,395

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL SIX MONTHS ENDED APRIL 30, 2017 AND MAY 1, 2016
(In thousands)
(Unaudited)

	Six Months Ended April 30, 2017
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$13,398	$56,117	$10,758	$(37,915)	$42,358
Restructuring and impairment charges	2,095	434	—	49	2,578
Strategic development and acquisition related costs	—	—	—	481	481
Loss on sale of assets	137	—	—	—	137
(Gain) on insurance recovery	—	(9,601)	—	—	(9,601)
Unreimbursed business interruption costs	—	191	—	—	191
Adjusted operating income (loss)(1)	$15,630	$47,141	$10,758	$(37,385)	$36,144

	Six Months Ended May 1, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$19,655	$33,938	$9,525	$(37,265)	$25,853
Restructuring and impairment charges	649	889	39	1,082	2,659
Strategic development and acquisition related costs	—	400	—	860	1,260
(Gain) on sale of assets and asset recovery	(1,652)	—	—	—	(1,652)
Adjusted operating income (loss)(1)	$18,652	$35,227	$9,564	$(35,323)	$28,120

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER ITEMS (ADJUSTED EBITDA)
(In thousands)
(Unaudited)

	3rd Quarter July 31, 2016	4th Quarter October 30, 2016	1st Quarter January 29, 2017	2nd Quarter April 30, 2017	Trailing 12 Months April 30, 2017
Net income	$23,715	$19,001	$2,039	$16,974	$61,729
Add:
Depreciation and amortization	10,595	9,817	10,315	10,062	40,789
Consolidated interest expense, net	7,685	7,548	6,881	7,341	29,455
Provision for income taxes	11,627	12,649	1,275	8,606	34,157
Restructuring and impairment charges	778	815	2,264	315	4,172
Strategic development and acquisition related costs	819	590	357	124	1,890
Share-based compensation	2,661	3,181	3,042	2,820	11,704
(Gain) loss on sale of assets and asset recovery	(52)	62	—	137	147
(Gain) on insurance recovery	—	—	—	(9,601)	(9,601)
Unreimbursed business interruption costs	—	—	—	191	191
Adjusted EBITDA(1)	$57,828	$53,663	$26,173	$36,969	$174,633

	3rd Quarter August 2, 2015	4th Quarter November 1, 2015	1st Quarter January 31, 2016	2nd Quarter May 1, 2016	Trailing 12 Months May 1, 2016
Net income	$7,220	$18,407	$5,892	$2,420	$33,939
Add:
Depreciation and amortization	14,541	13,354	10,747	10,765	49,407
Consolidated interest expense, net	8,135	7,993	7,847	7,792	31,767
Provision for income taxes	3,520	10,029	2,453	1,209	17,211
Restructuring and impairment charges	504	7,611	1,510	1,149	10,774
(Gain) from bargain purchase	—	—	(1,864)		(1,864)
Strategic development and acquisition related costs	701	1,143	681	579	3,104
(Gain) on legal settlements	—	(3,765)	—	—	(3,765)
Fair value adjustments of acquired inventory	1,000	—	—		1,000
Share-based compensation	2,568	1,677	2,582	2,468	9,295
(Gain) on sale of assets and asset recovery	—	—	(725)	(927)	(1,652)
Adjusted EBITDA(1)	$38,189	$56,449	$29,123	$25,455	$149,216

(1)
The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain special charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales
(In thousands)
(Unaudited)

	Fiscal 2nd Qtr 2017		Fiscal 2nd Qtr 2016		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$162,624	33%	$138,023	32%	$24,601	17.8%
Less: Intersegment sales	8,168		3,569		4,599	128.9%
Third Party Sales	$154,456	37%	$134,454	36%	$20,002	14.9%
Operating Income	$6,894	4%	$7,193	5%	$(299)	-4.2%
Metal Components
Total Sales	$270,621	54%	$234,637	55%	$35,984	15.3%
Less: Intersegment sales	31,045		22,976		8,069	35.1%
Third Party Sales	$239,576	57%	$211,661	57%	$27,915	13.2%
Operating Income	$40,087	17%	$17,835	8%	$22,252	124.8%
Metal Coil Coating
Total Sales	$63,317	13%	$55,178	13%	$8,139	14.8%
Less: Intersegment sales	36,885		29,046		7,839	27.0%
Third Party Sales	$26,432	6%	$26,132	7%	$300	1.1%
Operating Income	$5,514	21%	$4,704	18%	$810	17.2%
Consolidated
Total Sales	$496,562	100%	$427,838	100%	$68,724	16.1%
Less: Intersegment	76,098		55,591		20,507	36.9%
Third Party Sales	$420,464	100%	$372,247	100%	$48,217	13.0%
Operating Income	$32,472	8%	$10,594	3%	$21,878	206.5%

	Fiscal YTD 2nd Qtr 2017		Fiscal YTD 2nd Qtr 2016		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$313,887	33%	$286,998	33%	$26,889	9.4%
Less: Intersegment sales	14,410		6,593		7,817	118.6%
Third Party Sales	$299,477	37%	$280,405	38%	$19,072	6.8%
Operating Income	$13,398	4%	$19,655	7%	$(6,257)	-31.8%
Metal Components
Total Sales	$515,922	54%	$464,303	54%	$51,619	11.1%
Less: Intersegment sales	57,387		49,741		7,646	15.4%
Third Party Sales	$458,535	56%	$414,562	56%	$43,973	10.6%
Operating Income	$56,117	12%	$33,938	8%	$22,179	65.4%
Metal Coil Coating
Total Sales	$127,519	13%	$106,383	13%	$21,136	19.9%
Less: Intersegment sales	73,364		59,089		14,275	24.2%
Third Party Sales	$54,155	7%	$47,294	6%	$6,861	14.5%
Operating Income	$10,758	20%	$9,525	20%	$1,233	12.9%
Consolidated
Total Sales	$957,328	100%	$857,684	100%	$99,644	11.6%
Less: Intersegment	145,161		115,423		29,738	25.8%
Third Party Sales	$812,167	100%	$742,261	100%	$69,906	9.4%
Operating Income	$42,358	5%	$25,853	3%	$16,505	63.8%